Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "MASTERWORKS 013, LLC", FILED IN THIS OFFICE ON THE TENTH DAY OF MARCH, A.D. 2020, AT 7:12 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7894133 8100
SR# 20202049878

Authentication: 202559442
Date: 03-11-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:12 PM 03/10/2020
FILED 07:12 PM 03/10/2020
SR 20202049878 - File Number 7894133

CERTIFICATE OF FORMATION

OF

MASTERWORKS 013, LLC

1. The name of the limited liability company is Masterworks 013, LLC.

2. The address of its registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 10th day of March, 2020.

Jared W. Poplin, Organizer